Exhibit 99.1
NYSE: ONB
www.oldnational.com
FINANCIAL NEWS
February 1, 2010
OLD NATIONAL REPORTS FOURTH-QUARTER AND
FULL-YEAR 2009 RESULTS
•
Net loss attributable to common shareholders of $9.3 million, or $.11 per common share, for the fourth quarter and net income available to common shareholders of $9.8 million, or $.14 per common share, for the full year

•	Liquidity and capital positions remain strong
•	Continued improvement in credit trends

•	Board of directors declares cash dividend of $.07 per common share
Contacts:

Financial Community:	Media:
Lynell J. Walton – (812) 464-1366	Kathy A. Schoettlin – (812) 465-7269
Senior Vice President – Investor Relations	Executive Vice President – Communications
Evansville, Ind., February 1, 2010 – Old National Bancorp (NYSE: ONB) today announced a fourth-quarter net loss attributable to common shareholders of $9.3 million, or $.11 per common share. As was previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 13, 2010, the fourth quarter of 2009 included a higher than anticipated provision for loan losses of $21.8 million which included a single non-real estate commercial loan loss of $12.0 million. The fourth quarter also included other-than-temporary impairment of $9.5 million, securities gains of $6.3 million and a $3.5 million loss on the extinguishment of debt intended to further strengthen the balance sheet. These fourth-quarter results compare to third-quarter of 2009 earnings of $4.0 million, or $.06 per common share, and $6.3 million, or $.10 per common share, earned in the fourth quarter of 2008.
Old National also reported net income available to common shareholders for the twelve-months ended December 31, 2009, of $9.8 million, or $.14 per common share. This compares to full-year 2008 net income of $62.2 million, or $.95 per common share.
In addition, Old National’s Board of Directors declared a quarterly cash dividend of $0.07 per share on the Company’s outstanding shares. The dividend is payable March 15, 2010, to shareholders of record March 1, 2010. For purposes of broker trading, the ex-date of the cash dividend is February 25, 2010.
“Our fourth quarter net loss is indicative of the difficult operating climate facing all banks today,” commented President and CEO Bob Jones. “Absent the single large loan charge-off during the quarter, our underlying credit metrics remain well controlled relative to the industry with decreases in both non-performing and problem loans during the quarter. We also took specific actions that should provide more consistency in 2010. Our core deposits experienced good growth as noninterest-bearing demand deposits grew over $142 million. In addition, Old National remains fundamentally healthy and secure, with strong capital and liquidity metrics.”

Strategic Imperatives
Old National continues to be guided by three strategic imperatives that are critical to establishing the Company’s presence as a high-performing financial institution:
1.	Strengthen the risk profile
2.	Enhance management discipline
3.	Achieve consistent quality earnings
Strengthen the Risk Profile
Old National’s key credit quality trends are as follows:

($ in millions)	2003	2004	2005	2006	2007	2008	3Q09	4Q09
Non-Performing Loans	$104.6	$54.9	$55.6	$41.6	$40.8	$64.0	$73.7	$67.0
Problem Loans	$343.9	$192.2	$136.6	$153.2	$115.1	$180.1	$174.7	$157.1
Special Mention Loans	$215.7	$148.1	$83.2	$119.8	$103.2	$124.9	$94.6	$103.5
Net Charge-Off Ratio	1.21%	.61%	.60%	.37%	.44%	.87%	1.17%	2.17%
Provision for Loan Losses	$85.0	$22.4	$23.1	$7.0	$4.1	$51.5	$12.2	$21.8
At December 31, 2009, the reserve for loan losses was $69.5 million, basically flat compared to the reserve of $69.6 million at September 30, 2009. Importantly, the ratio of allowance to non-performing loans increased for Old National to 104% at December 31, 2009, from 94% at September 30, 2009.
“While the significant single-credit write down of $12.0 million in the quarter was disappointing, we were able to post reductions in non-performing loans as well as problem loans in the same period, exclusive of any impact associated with this large write down,” stated Chief Credit Officer Daryl Moore. “These reductions came despite a credit environment that we believe will continue to be challenging throughout 2010.”
Enhance Management Discipline
Capital Management
Old National maintained its strong capital position during the fourth quarter as the ratio of tangible common equity to tangible assets was 8.25% at December 31, 2009, down slightly from the 8.53% reported at September 30, 2009. In addition, at December 31, 2009, regulatory tier 1 and total risk-based capital ratios for Old National were 14.2% and 16.0%, respectively, compared to 14.1% and 16.5% at September 30, 2009, and 12.7% and 15.1% at December 31, 2008. Refer to Table 1 for Non-GAAP reconciliation of the tangible capital ratios.
Expense Management
Old National reported total noninterest expenses for the fourth quarter of 2009 of $90.8 million compared to $84.0 million and $79.0 million reported for the third quarter of 2009 and the fourth quarter of 2008, respectively. The major variance from the third quarter of 2009 relates to the Other Expense line item which includes a $3.5 million loss on the extinguishment of debt recorded in the fourth quarter of 2009. Primary drivers for the increase from fourth-quarter 2008 include salaries and benefits expense and occupancy expense associated with the Charter One branches acquired in 2009, as well as FDIC assessment expense.

Achieve Consistent Quality Earnings
Balance Sheet & Margin
Total loans at December 31, 2009 were $3.908 billion compared to $4.106 billion at September 30, 2009, a decline of $197.2 million. Over half of the decrease stemmed from the Company’s commercial loan portfolio with a decline of $112.9 million during the fourth quarter. Average total loans declined $334.6 million in the fourth quarter compared to the third quarter of 2009. Impacting this decline, along with weak loan demand, was the Company’s sale of $258.0 million in leases during the third quarter.
Old National’s total investment portfolio was $2.954 billion at December 31, 2009, down $35.4 million from September 30, 2009. As a percentage of total assets, the investment portfolio declined to 36.9% at December 31, 2009, from 37.5% at September 30, 2009. Net securities gains for the fourth quarter included a charge for other-than-temporary impairment of $9.5 million. Average investments increased in the fourth quarter to $3.066 billion from $2.631 billion at September 30, 2009, as proceeds from the above mentioned lease sale were primarily invested in the Company’s investment portfolio.
Total core deposits at December 31, 2009, including demand and interest-bearing deposits, totaled $5.834 billion, an increase of $209.1 million from the $5.624 billion at September 30, 2009. Noninterest-bearing checking accounts as well as NOW accounts rose $142.4 million and $134.1 million, respectively, during the quarter and accounted for the majority of the increase. Average core deposits remained flat, totaling $5.692 billion at both December 31, 2009, and September 30, 2009.
At December 31, 2009, total borrowed funds declined to $1.030 billion from the $1.135 billion at September 30, 2009 as Old National retired $105 million in Federal Home Loan Bank advances during the fourth quarter.
Net interest income on a fully tax equivalent basis during the fourth quarter of 2009, was $59.2 million and represented a net interest margin on total average earning assets of 3.33%. This compares to net interest income of $61.7 million and a margin of 3.53% in the third quarter of 2009, and net interest income of $68.0 million and a margin of 3.96% for the fourth quarter of 2008.
Barbara Murphy, Chief Banking Officer, noted, “We were very pleased with the continued increase in core deposit balances, especially the growth in our noninterest-bearing demand deposits. Loan demand remains very weak, however, as the clients in our footprint continue to be economically challenged.”
Fees, Service Charges and Other Revenue
Total fees, service charges and other revenue for the fourth quarter of 2009 were $39.4 million, compared to the $39.6 million in the third quarter of 2009 and $36.6 million in the fourth quarter of 2008. The increase in fourth quarter 2009 from fourth quarter 2008 is primarily attributable to increase in service charges on deposit accounts as well as increased ATM fees associated with the Charter One branches purchased in March 2009.

2010 Environment
“2010 appears to be just as difficult, if not more difficult, for the banking sector as was 2009,” stated President and CEO Bob Jones. “It is our belief that increasing regulatory and political changes, weak loan demand and continued challenges for the economy as a whole will persist throughout the year. Old National is well positioned to face these challenges with a strong capital position and a liquid balance sheet poised to benefit from rising interest rates. We also expect to see some relief from elevated credit metrics sooner rather than later in 2010. In addition, we will continue to review our expense base and processes to ensure we are providing quality service to our clients in an efficient manner.”
About Old National
Old National Bancorp, which celebrated its 175th anniversary in 2009, is the largest financial services holding company headquartered in Indiana and, with $8.0 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Company’s website at www.oldnational.com.
Conference Call
Old National will hold a conference call at 10:00 a.m. Central on Monday, February 1, 2010, to discuss fourth-quarter and full-year 2009 financial results, strategic developments, and the Company’s outlook for 2010. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on February 1 through February 15. To access the replay, dial 1-800-642-1687, conference code 48365442.
Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on the Investor Relations section of Old National’s website at www.oldnational.com.

Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies, ability of Old National to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.
Table 1: Non-GAAP Reconciliation-Tangible Common Equity

(end of period balances - $ in millions)	December 31, 2009	September 30, 2009
Total Shareholders’ Equity	$843.8	$865.4
Deduct: Goodwill and Intangible Assets	(200.2)	(202.4)

Tangible Shareholders’ Equity	$643.6	$663.0

Total Assets	$8,005.3	$7,973.5
Add: Trust Overdrafts	.2	.4
Deduct: Goodwill and Intangible Assets	(200.2)	(202.4)

Tangible Assets	$7,805.4	$7,771.6

Tangible Equity to Tangible Assets	8.25%	8.53%
Tangible Common Equity to Tangible Assets	8.25%	8.53%

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	December 31
(FTE) Fully taxable equivalent basis.	2009	2008	Change	% Change
Income Data:
Net Interest Income (FTE)	$59,159	$68,046	$(8,887)	(13.1)%
Fees, Service Charges and Other Revenues	39,422	36,633	2,789	7.6
Securities Gains (Losses) (a)	(3,201)	937	(4,138)	N/M
Derivative Gains (Losses)	395	15	380	N/M
Total Revenue (FTE)	95,775	105,631	(9,856)	(9.3)
Provision for Loan Losses	21,821	17,017	4,804	28.2
Noninterest Expense	90,775	78,996	11,779	14.9
Income (Loss) before Taxes	(16,821)	9,618	(26,439)	N/M
Provision for Taxes (FTE)	(7,501)	2,970	(10,471)	N/M
Net Income (Loss)	(9,320)	6,648	(15,968)	N/M
Preferred Stock Dividends & Amortization	—	(298)	298	(100.0)
Net Income (Loss) Attributable to Common Shareholders	(9,320)	6,350	(15,670)	N/M

Per Common Share Data: (Diluted) (b)
Net Income (Loss) Attributable to Common Shareholders	(.11)	.10	(.21)	N/M
Average Diluted Shares Outstanding	86,701	65,922	20,779	31.5
Book Value	9.68	9.56	.12	1.3
Stock Price	12.43	18.16	(5.73)	(31.6)

Performance Ratios:
Return on Average Assets	(.47)%	.35%	(.82)%	N/M
Return on Average Common Equity (c)	(4.23)	4.05	(8.28)	N/M
Net Interest Margin (FTE)	3.33	3.96	(.63)	(15.9)
Other Expense to Revenue (Efficiency Ratio)	94.78	74.79	19.99	26.7
Net Charge-offs to Average Loans (d)	2.17	1.14	1.03	90.4
Reserve for Loan Losses to Ending Loans	1.81	1.41	.40	28.4
Non-Performing Loans to Ending Loans (d)	1.71	1.34	.37	27.6

Balance Sheet:
Average Assets	$7,990,928	$7,631,726	$359,202	4.7
End of Period Balances:
Assets	8,005,335	7,873,890	131,445	1.7
Investments (Including Money Market Investments)	2,953,938	2,295,896	658,042	28.7
Commercial Loans	1,287,168	1,897,966	(610,798)	(32.2)
Finance Leases Held for Sale	55,260	—	55,260	N/M
Commercial Real Estate Loans	1,062,910	1,154,916	(92,006)	(8.0)
Consumer Loans	1,082,017	1,210,951	(128,934)	(10.6)
Residential Real Estate Loans	403,391	496,526	(93,135)	(18.8)
Residential Real Estate Loans Held for Sale	17,530	17,155	375	2.2
Earning Assets	6,862,214	7,073,410	(211,196)	(3.0)
Core Deposits (Excluding Brokered CDs)	5,833,541	5,250,800	582,741	11.1
Borrowed Funds (Including Brokered CDs)	1,100,150	1,655,977	(555,827)	(33.6)
Preferred Shareholders’ Equity	—	97,358	(97,358)	(100.0)
Common Shareholders’ Equity	843,826	633,507	210,319	33.2

(a)		Includes $9,478 for other-than-temporary-impairment in fourth quarter 2009.

(b)		Assumes conversion of stock options, restricted stock and warrants.

(c)		Based on average common shareholders’ equity of $881,309 and $626,508, respectively, for 2009 and 2008.

(d)		Includes residential loans held for sale and finance leases held for sale.

N/M	=	Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	December 31,	September 30,
(FTE) Fully taxable equivalent basis.	2009	2009	Change	% Change
Income Data:
Net Interest Income (FTE)	$59,159	$61,683	$(2,524)	(4.1)%
Fees, Service Charges and Other Revenues	39,422	39,638	(216)	(.5)
Securities Gains (Losses) (a)	(3,201)	40	(3,241)	N/M
Derivative Gains (Losses)	395	(675)	1,070	N/M
Total Revenue (FTE)	95,775	100,686	(4,911)	(4.9)
Provision for Loan Losses	21,821	12,191	9,630	79.0
Noninterest Expense	90,775	83,966	6,809	8.1
Income (Loss) before Taxes	(16,821)	4,529	(21,350)	N/M
Provision for Taxes (FTE)	(7,501)	512	(8,013)	N/M
Net Income (Loss)	(9,320)	4,017	(13,337)	N/M
Preferred Stock Dividends & Amortization	—	—	—	N/M
Net Income (Loss) Attributable to Common Shareholders	(9,320)	4,017	(13,337)	N/M

Per Common Share Data: (Diluted) (b)
Net Income (Loss) Attributable to Common Shareholders	(.11)	.06	(.17)	N/M
Average Diluted Shares Outstanding	86,701	66,706	19,995	30.0
Book Value	9.68	9.93	(.25)	(2.5)
Stock Price	12.43	11.20	1.23	11.0

Performance Ratios:
Return on Average Assets	(.47)%	.21%	(.68)%	N/M
Return on Average Common Equity (c)	(4.23)	2.53	(6.76)	N/M
Net Interest Margin (FTE)	3.33	3.53	(.20)	(5.7)
Other Expense to Revenue (Efficiency Ratio)	94.78	83.39	11.39	13.7
Net Charge-offs to Average Loans (d)	2.17	1.17	1.00	85.5
Reserve for Loan Losses to Ending Loans	1.81	1.72	.09	5.2
Non-Performing Loans to Ending Loans (d)	1.71	1.80	(.09)	(5.0)

Balance Sheet:
Average Assets	$7,990,928	$7,832,926	$158,002	2.0
End of Period Balances:
Assets	8,005,335	7,973,492	31,843	.4
Investments (Including Money Market Investments)	2,953,938	2,989,260	(35,322)	(1.2)
Commercial Loans	1,287,168	1,396,997	(109,829)	(7.9)
Finance Leases Held for Sale	55,260	58,394	(3,134)	(5.4)
Commercial Real Estate Loans	1,062,910	1,091,494	(28,584)	(2.6)
Consumer Loans	1,082,017	1,125,509	(43,492)	(3.9)
Residential Real Estate Loans	403,391	421,666	(18,275)	(4.3)
Residential Real Estate Loans Held for Sale	17,530	11,365	6,165	54.2
Earning Assets	6,862,214	7,094,685	(232,471)	(3.3)
Core Deposits (Excluding Brokered CDs)	5,833,541	5,624,408	209,133	3.7
Borrowed Funds (Including Brokered CDs)	1,100,150	1,204,634	(104,484)	(8.7)
Preferred Shareholders’ Equity	—	—	—	N/M
Common Shareholders’ Equity	843,826	865,413	(21,587)	(2.5)

(a)		Includes $9,478 and $5,062, respectively, for other-than-temporary-impairment in fourth and third quarter 2009.

(b)		Assumes conversion of stock options, restricted stock and warrants.

(c)		Based on average common shareholders’ equity of $881,309 and $635,631, respectively, for December 31, 2009, and September 30, 2009.

(d)		Includes residential loans held for sale and finance leases held for sale.

N/M	=	Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Twelve Months Ended
($ in thousands except per-share data)	December 31
(FTE) Fully taxable equivalent basis.	2009	2008	Change	% Change
Income Data:
Net Interest Income (FTE)	$252,230	$262,651	$(10,421)	(4.0)%
Fees, Service Charges and Other Revenues	160,285	160,551	(266)	(.2)
Securities Gains (Losses) (a)	2,456	7,562	(5,106)	(67.5)
Derivative Gains (Losses)	719	(1,144)	1,863	N/M
Total Revenue (FTE)	415,690	429,620	(13,930)	(3.2)
Provision for Loan Losses	63,280	51,464	11,816	23.0
Noninterest Expense	338,956	297,229	41,727	14.0
Income (Loss) before Taxes	13,454	80,927	(67,473)	(83.4)
Provision for Taxes (FTE)	(283)	18,449	(18,732)	(101.5)
Net Income (Loss)	13,737	62,478	(48,741)	(78.0)
Preferred Stock Dividends & Amortization	(3,892)	(298)	(3,594)	N/M
Net Income (Loss) Attributable to Common Shareholders	9,845	62,180	(52,335)	(84.2)

Per Common Share Data: (Diluted) (b)
Net Income (Loss) Attributable to Common Shareholders	.14	.95	(.81)	(85.3)
Average Diluted Shares Outstanding	71,367	65,776	5,591	8.5
Book Value	9.68	9.56	.12	1.3
Stock Price	12.43	18.16	(5.73)	(31.6)

Performance Ratios:
Return on Average Assets	.17%	.82%	(.65)%	(79.3)
Return on Average Common Equity (c)	1.41	9.49	(8.08)	(85.1)
Net Interest Margin (FTE)	3.52	3.82	(.30)	(7.9)
Other Expense to Revenue (Efficiency Ratio)	81.54	69.18	12.36	17.9
Net Charge-offs to Average Loans (d)	1.37	.87	.50	57.5
Reserve for Loan Losses to Ending Loans	1.81	1.41	.40	28.4
Non-Performing Loans to Ending Loans (d)	1.71	1.34	.37	27.6

Balance Sheet:
Average Assets	$7,989,793	$7,617,822	$371,971	4.9
End of Period Balances:
Assets	8,005,335	7,873,890	131,445	1.7
Investments (Including Money Market Investments)	2,953,938	2,295,896	658,042	28.7
Commercial Loans	1,287,168	1,897,966	(610,798)	(32.2)
Finance Leases Held for Sale	55,260	—	55,260	N/M
Commercial Real Estate Loans	1,062,910	1,154,916	(92,006)	(8.0)
Consumer Loans	1,082,017	1,210,951	(128,934)	(10.6)
Residential Real Estate Loans	403,391	496,526	(93,135)	(18.8)
Residential Real Estate Loans Held for Sale	17,530	17,155	375	2.2
Earning Assets	6,862,214	7,073,410	(211,196)	(3.0)
Core Deposits (Excluding Brokered CDs)	5,833,541	5,250,800	582,741	11.1
Borrowed Funds (Including Brokered CDs)	1,100,150	1,655,977	(555,827)	(33.6)
Preferred Shareholders’ Equity	—	97,358	(97,358)	(100.0)
Common Shareholders’ Equity	843,826	633,507	210,319	33.2

(a)		Includes $24,795 for other-than-temporary impairment in 2009.

(b)		Assumes conversion of stock options, restricted stock and warrants.

(c)		Based on average common shareholders’ equity of $699,796 and $654,929, respectively, for 2009 and 2008.

(d)		Includes residential loans held for sale and finance leases held for sale.

N/M	=	Not meaningful.